Exhibit 99.1

INTREXON TO ACHIEVE $175M CASH GOAL, APPOINTS HELEN SABZEVARI, PhD, AS NEW PRESIDENT AND CEO AND WILL CHANGE NAME TO PRECIGEN TO REFLECT HEALTHCARE FOCUS

—Concurrent asset and stock sales reduce Intrexon non-healthcare expenditure and provide funding for the trajectory of Intrexon’s transformational healthcare businesses as the new Precigen—

Germantown, MD, January 2, 2019 — Intrexon Corporation (NASDAQ: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, announced today that it will refocus the company on healthcare, change its name to Precigen, Inc. and, effective immediately, has appointed Helen Sabzevari, PhD, as President and CEO. The new Precigen will encompass Intrexon’s wholly-owned healthcare subsidiaries Precigen, ActoBio Therapeutics, Exemplar Genetics, and its majority ownership interest in Triple-Gene, as well as equity and royalty interests in therapeutics and therapeutic platforms from companies not controlled by Intrexon. Randal J. Kirk has been appointed Executive Chairman. Additionally, Intrexon has executed binding agreements to sell its smaller non-healthcare businesses for $65.2M plus certain contingent payment rights and entered into an agreement to sell $35M of its common stock. The proceeds from these transactions, combined with the company’s cash and short-term investments on hand at December 31, 2019, approximates $175 million thus attaining Intrexon’s year-end objective.

Intrexon Transition to Precigen and Appointment of Helen Sabzevari, PhD, as President and CEO

Robert Shapiro, lead independent board member of Intrexon commented, “Today’s announced actions mark important steps toward Intrexon becoming a dedicated healthcare company advancing technologies and products that address complex healthcare challenges. Thanks to RJ’s vision and Dr. Sabzevari’s strong execution and leadership, our healthcare business has made great progress and the board is confident of the company’s future prospects as a healthcare-focused company led by Helen, whom we have come to know as a highly strategic, driven and results-oriented leader. Simultaneously, following a thorough evaluation of strategic alternatives for our non-healthcare businesses, we have found excellent counterparties to take these businesses forward, thus providing a significant cash runway in line with our previously stated objective,” concluded Mr. Shapiro.

“It has been a great honor to serve as Intrexon’s CEO,” stated Mr. Kirk. “There never has been a more exciting time in healthcare, and I know that Dr. Sabzevari has the vision, drive and commitment to lead the new Precigen into the future to continue advancement of its robust pipeline. Moreover, with its additional support for its cash runway, its budgeted outlay significantly reduced and the present state of its clinical and preclinical pipeline, it is an appropriate time for the company to institute a leadership change, especially at this time in favor of Helen. Aside from being the finest drug developer I have met, Helen demonstrated to all of us her tremendous managerial and leadership skills. While I intend on staying close in my role as Executive Chairman, my confidence in Helen is enormous, and I believe that her leadership of the company will reward all of us who have contributed to and believed in Intrexon over the years.”

Dr. Sabzevari, who joined Intrexon in 2017 and has served as President of Precigen for the past two years, brings extensive expertise in the research and development of immunotherapies as well as experience translating novel treatments from preclinical stage into the clinic. Under Dr. Sabzevari’s leadership, the healthcare-focused organization will seek to improve patients’ lives with novel therapies that harness transformational approaches in gene and cell therapies, microbe-based biotherapeutics, and regenerative medicine.

“I am honored to work with our highly experienced board and talented healthcare teams to advance our portfolio of clinical and preclinical assets that we believe will deliver significantly better options to patients and solve unmet needs in healthcare,” said Dr. Sabzevari. “I would like to thank RJ for his leadership in assembling a world-class platform of innovative biotechnologies that has laid the foundation for a focused pipeline of precision medicines which I believe have a high probability of success. We look forward to building value for all of our stakeholders in the coming years as we bring life-changing medicines to patients.”

Two non-healthcare businesses will remain with the company: the industry-leading methane bioconversion business, MBP Titan LLC, and the established bovine genetics company, Trans Ova Genetics. The company will continue to evaluate strategic and operational options for these businesses.

Requisite actions to change the name of the company from Intrexon Corporation to Precigen, Inc. [and its stock symbol from ‘XON’ to ‘PGEN’] have begun.

Dr. Sabzevari will present at the 38th Annual J.P. Morgan Healthcare Conference on January 14, 2020 at 5:00 PM Pacific Time. A live webcast of the presentation will be available on Intrexon’s website in the Investors section at http://investors.dna.com/events or Precigen’s website in the Presentations section at https://precigen.com/media/#id-presentations.

Intrexon Sale of Certain Non-healthcare Assets

Intrexon has signed definitive agreements to sell certain of its other non-healthcare assets to Third Security, LLC, a venture capital firm that invests in high-growth technology-driven businesses and is led by Intrexon Executive Chairman, Randal J. Kirk, for $53M in cash plus the contingent right to receive certain additional amounts that Third Security may earn from these assets after closing. In addition, Third Security has agreed to purchase from the company $35M of shares of Intrexon’s common stock. Under the terms of the agreement, Third Security will purchase the Ag Biotech Division (AgBio), Intrexon Laboratories Hungary (ILH), Intrexon Produce Holdings, Inc. (owner of Okanagan Specialty Fruits), Intrexon UK Holdings, Inc. (owner of Oxitec, Ltd.), Intrexon’s nominal equity interests in Oragenics and Surterra, and the internet domain name DNA.com.

The transactions with Third Security are expected to close on January 31, 2020, pending the expiration of a go-shop period during which Intrexon will continue to market these assets to third parties. Intrexon has the ability to terminate the agreement with Third Security to accept a higher bid. A special committee composed of independent members of Intrexon’s Board of Directors, following a process over several months to consider various strategic alternatives for Intrexon’s non-core assets, and advised by independent financial and legal advisors, unanimously recommended to Intrexon’s Board the approval of the agreement.

Intrexon has entered into an agreement to sell its interest in EnviroFlight, LLC, to Darling Ingredients, Inc. for $12.2M in cash and expects to close the transaction on or about January 2, 2020. The sale of the businesses to Darling and Third Security is expected to significantly reduce the company’s original 2020 cash expenditures toward non-healthcare businesses. In addition, the Services Agreement between the company and Third Security, pursuant to which Third Security provided support services to Intrexon and its previous CEO, was not extended and was allowed to expire on January 1, 2020.

Third Security also will purchase from the company $35M of Intrexon common stock, priced at a 5-day volume-weighted average price for the five consecutive trading days beginning on the second business day after January 14, 2020. As noted previously, the sale of the businesses to Third Security is subject to a go-shop provision enabling the company to accept superior offers through the closing date. If Intrexon terminates the agreement with Third Security for the sale of the non-healthcare assets during the go-shop period in order to accept a higher bid, then Third Security will purchase a lower amount of Intrexon common stock equal to $88M less the cash portion of the purchase price to be paid by the higher bidder.

About Intrexon Corporation

Intrexon Corporation (NASDAQ: XON) is Powering the Bioindustrial Revolution with Better DNA® to create biologically-based products that improve the quality of life and the health of the planet through two operating units – Intrexon Health and Intrexon Bioengineering. Intrexon Health is focused on addressing unmet medical needs through a diverse spectrum of therapeutic modalities, including gene and cell therapies, microbial bioproduction, and regenerative medicine. Intrexon Bioengineering seeks to address global challenges across food, agriculture, environmental, energy, and industrial fields by advancing biologically engineered solutions to improve sustainability and efficiency. Our integrated technology suite provides industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

About Precigen : Advancing Medicine with Precision™

Precigen is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cellular therapies using precision technology to target the most urgent and intractable diseases in immuno-oncology, autoimmune disorders, and infectious diseases. Precigen also follows the science opportunistically in pursuit of promising programs in emerging therapeutics. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated unique therapies toward clinical proof-of-concept and commercialization. Precigen was founded as a wholly owned subsidiary of Intrexon Corporation (NASDAQ: XON) and leverages a diverse portfolio of technology platforms to advance human health. For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen and LinkedIn.

About Third Security

Third Security, LLC (“Third Security”) is a venture capital firm characterized by an expanding global perspective and a distinctively patient approach. On behalf of its affiliated investment funds, Third Security evaluates opportunities in a wide range of industries but principally focuses on emerging through late-stage investments in life-sciences companies.

Intrexon Trademarks

Intrexon, Powering the Bio Industrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release include, but are not limited to, statements regarding Intrexon’s cash position, the expected closing date of transactions with Third Security, the possible sale of assets to higher bidders during the go-shop period, Intrexon’s future as a stand-alone company, future clinical and pre-clinical development activities by Intrexon and its collaborators, Intrexon’s commercial and business development plans, the renaming of the company to Precigen, Inc. and future leadership. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives, and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) the fulfillment of closing conditions, (ii) the distraction of management from business operations, (iii) the risks associated with separating businesses out from its ongoing operations, (iv) Intrexon’s strategy and overall approach to its business model, its efforts to realign its business, and its ability to exercise more control and ownership over the development process and commercialization path; (v) Intrexon’s ability to successfully enter new markets or develop additional products, including the expected timing and results of investigational studies and preclinical and clinical trials, whether with its collaborators or independently; (vi) Intrexon’s ability to successfully enter into optimal strategic relationships with its subsidiaries and operating companies that it may form in the future; (vii) Intrexon’s ability to hold or generate significant operating capital, including through partnering, asset sales and operating cost reductions; (viii) actual or anticipated variations in Intrexon’s operating results; (ix) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (x) Intrexon’s cash position; (xi) market conditions in Intrexon’s industry; (xii) the volatility of Intrexon’s stock price; (xiii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (xiv) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (xv) the outcomes of pending and future litigation; (xvi) the rate and degree of market acceptance of any products developed by Intrexon, its subsidiaries, collaborations or joint ventures; (xvii) Intrexon’s ability to retain and recruit key personnel; (xviii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xix) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (xx) the successful development and funding of a stand-alone company for our Methane Bioconversion Platform; (xxi) the successful completion of certain anticipated transactions, and (xxii) the challenges inherent in leadership transitions. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. All information in this presentation is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

For more information regarding Intrexon Corporation, contact:

Investor Contact:	Corporate Contact:
Steven Harasym	Marie Rossi, PhD
Vice President, Investor Relations	Vice President, Communications
Tel: +1 (301) 556-9850	Tel: +1 (301) 556-9850
investors@dna.com	publicrelations@dna.com

Media Contact:
Glenn Silver
Lazar-FINN Partners
Tel: +1 (973) 818-8198

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